SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 29, 2002
(To Prospectus dated August 29, 2002)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-3

                              ------------------

The Class M-2
Certificates represent
obligations of the trust        The Class M-2 Certificates
only and do not
represent an interest in        o  This supplement relates to the offering of the Class M-2 Certificates of the
or obligation of                   series referenced above. This supplement does not contain complete
CWABS, Inc.,                       information about the offering of the Class M-2 Certificates. Additional
Countrywide Home                   information is contained in the prospectus supplement dated August 29,
Loans, Inc.,                       2002, prepared in connection with the offering of the offered certificates
Countrywide Home                   of the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or              August 29, 2002. You are urged to read this supplement, the prospectus
any of their affiliates.           supplement and the prospectus in full.

This supplement may be          o  As of November 25, 2003, the certificate principal balance of the Class M-2
used to offer and sell the         Certificates was approximately $18,375,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 25, 2003

                               THE MORTGAGE POOL

     As of November 1, 2003 (the "Reference Date"), the Mortgage Loans in Group 1 included approximately 589 Mortgage Loans having an aggregate Stated Principal Balance of approximately $88,054,057 and the Mortgage Loans in Group 2 included approximately 1,649 Mortgage Loans having an aggregate Stated Principal Balance of approximately $206,006,985.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                              As of November 1, 2003
                                                                               ----------------------- -----------------------
                                                                                    Loan Group 1            Loan Group 2
Total Number of Mortgage Loans...............................................           589                    1,649
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
        30-59 days...........................................................          1.70%                   2.24%
        60-89 days...........................................................          1.36%                   0.61%
        90 days or more (excluding pending                                             5.43%                   4.49%
                                                                                       -----                   -----
        foreclosures)........................................................
        Total Delinquencies..................................................          8.49%                   7.34%
                                                                                       =====                   =====
Foreclosures Pending.........................................................          0.85%                   1.09%
                                                                                       -----                   -----
Bankruptcies.................................................................          0.17%                   0.06%
                                                                                       -----                   -----
Total delinquencies, foreclosures pending and
bankruptcies.................................................................          9.51%                   8.49%
                                                                                       =====                   =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan in loan group 1 has been converted and is, as of the Reference Date, an REO loan. Two (2) Mortgage Loans in loan group 2 have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                             Delinquency and Foreclosure Experience
                          As of December 31, 2001                As of December 31, 2002               As of September 30, 2003
                          -----------------------                -----------------------               ------------------------
Total Portfolio......  $9,081,242,926.99    100.00%        $10,499,524,957.75      100.00%        $16,980,388,024.20      100.00%
Delinquency
percentage
   30-59 days........    $806,843,594.55      8.88%           $776,262,182.66        7.39%           $991,710,764.72        5.84%
   60-89 days........    $255,443,513.99      2.81%           $272,447,833.46        2.59%           $300,114,059.11        1.77%
   90+ days..........     $103,605,79149      1.14%           $112,192,108.56        1.07%            $95,790,777.81        0.56%
   Total               $1,165,892,900.03     12.84%         $1,160,902,124.68       11.06%         $1,387,615,601.64        8.17%
                       ===========================================================================================================
Foreclosure Rate.....    $356,652,093.38      3.93%           $277,872,737.06        2.65%           $325,551,916.14        1.92%
Bankruptcy Rate......    $232,679,880.26      2.56%           $293,013,840.50        2.79%           $305,528,667.43        1.80%
                       ===========================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS M-2 CERTIFICATES

     The Class M-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class M-2 Certificates was approximately $18,375,000, evidencing a beneficial ownership interest of approximately 6.35% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $230,361,041 and evidenced in the aggregate a beneficial ownership interest of approximately 79.67% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $58,800,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 20.33% in the Trust Fund. For additional information with respect to the Class M-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.23% per annum and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates (other than the Class A-R Certificates) remain constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margins for the Offered Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class M-2 Certificates is December 3, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date; and (x) the scheduled amortization for all Mortgage Loans is based upon their gross interest rates and no interest rate reductions occur on the Fixed Rate Credit Comeback Loans.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class M-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

                                                   0%           80%           100%         150%          200%
                                                   --           ---           ----         ----          ----
Distribution Date
-----------------

Initial Percentage                                100           100           100           100          100
November 25, 2004..........................       100           100           100           100          100
November 25, 2005..........................       100            87            92           100          100
November 25, 2006..........................       100            55            44            24            9
November 25, 2007..........................       100            42            32            14            0
November 25, 2008..........................       100            33            23             3            0
November 25, 2009..........................       100            25            16             0            0
November 25, 2010..........................       100            19            10             0            0
November 25, 2011..........................       100            15             4             0            0
November 25, 2012..........................       100             9             0             0            0
November 25, 2013..........................       100             4             0             0            0
November 25, 2014..........................        99             0             0             0            0
November 25, 2015..........................        96             0             0             0            0
November 25, 2016..........................        93             0             0             0            0
November 25, 2017..........................        88             0             0             0            0
November 25, 2018..........................        85             0             0             0            0
November 25, 2019..........................        81             0             0             0            0
November 25, 2020..........................        77             0             0             0            0
November 25, 2021..........................        73             0             0             0            0
November 25, 2022..........................        68             0             0             0            0
November 25, 2023..........................        63             0             0             0            0
November 25, 2024..........................        58             0             0             0            0
November 25, 2025..........................        52             0             0             0            0
November 25, 2026..........................        46             0             0             0            0
November 25, 2027..........................        39             0             0             0            0
November 25, 2028..........................        31             0             0             0            0
November 25, 2029..........................        24             0             0             0            0
November 25, 2030..........................        15             0             0             0            0
November 25, 2031..........................         0             0             0             0            0
Weighted Average Life in years (1)                21.4           4.4           3.6           2.7          2.5
Weighted Average Life in years (1)(2)             21.2           4.0           3.3           2.5          2.2

                  --------------------------
                  (1) Determined as specified in the Prospectus Supplement.
                  (2) To the related Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class M-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class M-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption was amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class M-2 Certificates.

                                    RATINGS

     The Class M-2 Certificates are currently rated "A2" by Moody's Investors Service, Inc. and "A" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                            Loan Group 1
                                                            ------------


Summary of Mortgage Loans in Loan Group 1                                                               Range
(As of Reference Date)                                                                                  -----

Mortgage Loan Characteristics
Total Number of Loans                                                              589
Aggregate Principal Balance                                                $88,054,057
Average Principal Balance                                                      $149,498         $7,803     to     $583,488
Percentage of Adjustable Rate Mortgage Loans                                     66.93%
Percentage of Fixed Rate Mortgage Loans                                          33.07%
Weighted Average Mortgage Rate                                                    8.49%          4.88%     to       17.25%
Weighted Average Original Term to Maturity (months)                                 347            120     to          360
Weighted Average Scheduled Remaining Term to Maturity (months)                      330             97     to          347
Weighted Average Loan-to-Value Ratio                                             82.02%         20.00%     to      100.00%
Weighted Average FICO Credit Score                                                 610
Percentage of Pool Secured by: First Liens                                      95.55%
Percentage of Pool Secured by: Second Liens                                      4.45%

Adjustable Rate Characteristics
-------------------------------
Weighted Average Gross Margin                                                     6.73%          3.99%     to       11.29%
Weighted Average Maximum Mortgage Rate                                           15.09%          9.60%     to       21.00%
Weighted Average Minimum Mortgage Rate                                            8.21%          6.30%     to       14.00%

                                                            Loan Group 1
                                                            ------------

Mortgage Loan Programs

                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Loan Programs                                    Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                              14                   $1,027,778                                1.17 %
2/28 Six-Month LIBOR                                        216                  $39,033,700                               44.33
3/27 Six-Month LIBOR                                         97                  $18,876,337                               21.44
Fixed 15 Year                                                19                   $1,406,371                                1.60
Fixed 20 Year                                                 4                     $324,368                                0.37
Fixed 30 Year - Credit Comeback                              15                   $3,746,120                                4.25
Fixed 30 Year                                               114                  $18,853,128                               21.41
Fixed 10 Year - Second Lien                                   1                      $31,467                                0.04
Fixed 15 Year - Second Lien                                  67                   $2,275,425                                2.58
Fixed 20 Year - Second Lien                                   2                      $63,440                                0.07
Fixed 30/15 Balloon                                           7                     $864,485                                0.98
Fixed 30/15 Balloon - Second Lien                            33                   $1,551,439                                1.76
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


Current Mortgage Loan Principal Balances


Range of Mortgage Loan                                Number of                    Aggregate        Percentage of Mortgage Loans
Principal Balances ($)                           Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                  40                     $687,886                                0.78 %
$25000.01 - $50000                                          119                   $4,478,051                                5.09
$50000.01 - $75000                                           98                   $6,144,236                                6.98
$75000.01 - $100000                                          68                   $5,878,352                                6.68
$100000.01 - $ 150000                                        75                   $8,994,655                               10.21
$150000.01 - $ 200000                                        31                   $5,395,519                                6.13
$200000.01 - $ 250000                                        14                   $3,087,630                                3.51
$250000.01 - $ 300000                                         8                   $2,167,328                                2.46
$300000.01 - $ 350000                                        57                  $18,247,286                               20.72
$350000.01 - $ 400000                                        42                  $15,734,109                               17.87
$400000.01 - $ 450000                                        16                   $6,768,477                                7.69
$450000.01 - $ 500000                                        15                   $7,248,853                                8.23
$500000.01 - $ 550000                                         4                   $2,083,404                                2.37
$550000.01 - $ 600000                                         2                   $1,138,272                                1.29
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================

                                                            Loan Group 1
                                                            ------------


Current Mortgage Rates


Range of Current Mortgage                             Number of                    Aggregate            entage of Mortgage Loans
Rates (%)                                        Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                                                 1                     $449,904                                0.51 %
5.501 - 6.000                                                 1                     $273,731                                0.31
6.001 - 6.500                                                 4                   $1,254,091                                1.42
6.501 - 7.000                                                26                   $8,807,428                               10.00
7.001 - 7.500                                                49                  $15,304,389                               17.38
7.501 - 8.000                                                60                  $18,588,833                               21.11
8.001 - 8.500                                                46                   $8,803,042                               10.00
8.501 - 9.000                                                76                  $10,700,971                               12.15
9.001 - 9.500                                                56                   $5,665,939                                6.43
9.501 - 10.000                                               60                   $6,606,525                                7.50
10.001 - 10.500                                              57                   $4,432,441                                5.03
10.501 - 11.000                                              21                   $2,015,267                                2.29
11.001 - 11.500                                              22                   $1,026,071                                1.17
11.501 - 12.000                                              57                   $2,093,727                                2.38
12.001 - 12.500                                              11                     $485,608                                0.55
12.501 - 13.000                                               8                     $304,249                                0.35
13.001 - 13.500                                              14                     $498,836                                0.57
13.501 - 14.000                                              10                     $398,554                                0.45
14.001 - 14.500                                               6                     $187,474                                0.21
14.501 - 15.000                                               2                     $107,919                                0.12
15.001 - 15.500                                               1                      $34,356                                0.04
17.001 - 17.500                                               1                      $14,704                                0.02
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


Remaining Term to Maturity


Range of Remaining Term                               Number of                    Aggregate        Percentage of Mortgage Loans
to Maturity (months)                             Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
1 - 120                                                       6                     $179,959                                0.20 %
121 - 180                                                   121                   $5,949,228                                6.76
181 - 300                                                    34                   $1,855,451                                2.11
301 - 360                                                   428                  $80,069,420                               90.93
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------


Original Loan-to-Value Ratios


Range of Original                                     Number of                    Aggregate        Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                         Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                14                   $1,048,817                                1.19 %
50.01-55.00                                                   6                     $705,590                                0.80
55.01-60.00                                                  13                     $773,590                                0.88
60.01-65.00                                                  21                   $4,699,167                                5.34
65.01-70.00                                                  39                   $5,502,473                                6.25
70.01-75.00                                                  62                  $10,155,201                               11.53
75.01-80.00                                                 112                  $19,588,727                               22.25
80.01-85.00                                                  84                  $15,095,456                               17.14
85.01-90.00                                                  84                  $17,975,633                               20.41
90.01-95.00                                                  14                   $2,987,751                                3.39
95.01-100.00                                                140                   $9,521,651                               10.81
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------

State Distribution of Mortgaged Properties


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
State                                            Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Alabama                                                       3                     $121,316                                0.14 %
Arizona                                                      10                   $1,100,579                                1.25
Arkansas                                                      4                     $403,970                                0.46
California                                                  132                  $35,686,824                               40.53
Colorado                                                     10                   $1,462,771                                1.66
Connecticut                                                   3                   $1,112,520                                1.26
Delaware                                                      1                     $109,674                                0.12
Florida                                                      46                   $4,798,073                                5.45
Georgia                                                      26                   $3,177,107                                3.61
Hawaii                                                        3                     $234,673                                0.27
Idaho                                                         2                      $95,320                                0.11
Illinois                                                      3                     $240,626                                0.27
Indiana                                                      15                     $843,984                                0.96
Iowa                                                          1                      $94,005                                0.11
Kansas                                                        9                     $420,912                                0.48
Kentucky                                                      9                     $718,280                                0.82
Louisiana                                                     9                     $604,303                                0.69
Maryland                                                      8                   $1,516,166                                1.72
Massachussetts                                                6                   $1,323,988                                1.50
Michigan                                                     39                   $3,656,216                                4.15
Minnesota                                                     1                     $176,698                                0.20
Mississippi                                                   3                     $130,781                                0.15
Missouri                                                     13                     $857,571                                0.97
Nebraska                                                      3                     $182,910                                0.21
Nevada                                                        3                     $185,979                                0.21
New Jersey                                                   15                   $3,059,182                                3.47
New Mexico                                                    4                     $632,961                                0.72
New York                                                     11                   $2,263,643                                2.57
North Carolina                                               17                   $1,867,715                                2.12
Ohio                                                         19                   $1,510,383                                1.72
Oklahoma                                                      4                     $279,340                                0.32
Oregon                                                        6                     $384,016                                0.44
Pennsylvania                                                 13                   $1,110,749                                1.26
Rhode Island                                                  2                     $113,182                                0.13
South Carolina                                                5                     $656,838                                0.75
Tennessee                                                    22                   $2,049,108                                2.33
Texas                                                        46                   $6,889,160                                7.82
Utah                                                          7                     $894,029                                1.02
Virginia                                                     15                   $2,663,524                                3.02
Washington                                                   26                   $3,567,596                                4.05
West Virginia                                                 3                     $143,240                                0.16
Wisconsin                                                    11                     $666,860                                0.76
Wyoming                                                       1                      $47,286                                0.05
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------


FICO Credit Scores


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Range of FICO Credit Scores                      Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
781 - 800                                                     2                     $428,839                                0.49 %
761 - 780                                                     2                     $237,005                                0.27
741 - 760                                                     1                     $449,904                                0.51
721 - 740                                                     8                     $516,899                                0.59
701 - 720                                                     6                     $270,949                                0.31
681 - 700                                                    10                   $1,462,446                                1.66
661 - 680                                                    51                   $7,529,061                                8.55
641 - 660                                                    69                  $11,548,899                               13.12
621 - 640                                                    99                  $13,136,255                               14.92
601 - 620                                                    73                  $12,379,887                               14.06
581 - 600                                                    78                  $15,385,172                               17.47
561 - 580                                                    72                  $10,955,306                               12.44
541 - 560                                                    51                   $8,480,226                                9.63
521 - 540                                                    33                   $3,022,186                                3.43
501 - 520                                                     9                     $528,048                                0.60
500 or Less                                                   2                     $109,044                                0.12
Not Available                                                23                   $1,613,929                                1.83
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


Types of Mortgaged Properties


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Property Types                                   Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                     450                  $66,873,216                               75.95 %
Planned Unit Development                                     55                  $11,318,805                               12.85
Manufactured Housing (1)                                     53                   $4,224,702                                4.80
Low-Rise Condominium                                         21                   $3,308,692                                3.76
2 Family Residence                                            9                   $2,143,761                                2.43
4 Family Residence                                            1                     $184,881                                0.21
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================
(1) Treated as Real Property

Purpose of Mortgage Loans

                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Property Types                                   Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                        284                  $49,171,169                               55.84 %
Purchase                                                    241                  $29,544,298                               33.55
Refinance (Rate-Term)                                        64                   $9,338,591                               10.61
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------

Occupancy Types of the Mortgage Loans


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Occupancy Type                                   Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                           564                  $84,796,856                               96.30 %
Investment Property                                          21                   $2,004,302                                2.28
Secondary Residence                                           4                   $1,252,900                                1.42
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


Documentation Programs for the Mortgage Loans


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Document Type                                    Mortgage Loans            Principal Balance                     in Loan Group 1
--------------------------------------------------------------------------------------------------------------------------------
Full Documentation                                          527                  $73,100,009                               83.02 %
Stated Income                                                55                  $13,796,599                               15.67
Simple                                                        7                   $1,157,448                                1.31
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       589                  $88,054,057                              100.00 %
================================================================================================================================


Gross Margin


Range of Gross                                        Number of                    Aggregate       Percentage of Adjustable Rate
Margins (%)                                      Mortgage Loans            Principal Balance           Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                                 1                     $306,511                                0.52 %
4.001 - 5.000                                                 8                   $1,966,422                                3.34
5.001 - 6.000                                                70                  $19,002,845                               32.24
6.001 - 7.000                                                98                  $21,408,549                               36.32
7.001 - 8.000                                                58                   $7,172,636                               12.17
8.001 - 9.000                                                53                   $5,299,879                                8.99
9.001 - 10.000                                               33                   $3,170,217                                5.38
10.001 - 11.000                                               5                     $392,106                                0.67
11.001 - 12.000                                               1                     $218,652                                0.37
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------


Subsequent Adjustment Date


Subsequent Adjustment                                 Number of                    Aggregate       Percentage of Adjustable Rate
Date                                             Mortgage Loans            Principal Balance          Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
December-03                                                   1                      $12,120                                0.02 %
January-04                                                    7                     $769,295                                1.31
February-04                                                   6                     $305,682                                0.52
March-04                                                      4                     $659,525                                1.12
April-04                                                     16                   $3,124,779                                5.30
May-04                                                       41                   $7,522,289                               12.76
June-04                                                      51                   $5,861,505                                9.95
July-04                                                      47                   $7,594,835                               12.89
August-04                                                    48                  $11,479,123                               19.48
September-04                                                  9                   $2,732,326                                4.64
April-05                                                      6                   $1,346,771                                2.29
May-05                                                       16                   $3,724,942                                6.32
June-05                                                      19                   $2,129,734                                3.61
July-05                                                      23                   $3,532,504                                5.99
August-05                                                    27                   $6,484,037                               11.00
September-05                                                  5                   $1,459,314                                2.48
October-05                                                    1                     $199,035                                0.34
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================



Range of Months to Adjustment Date


Range of Months                                       Number of                    Aggregate       Percentage of Adjustable Rate
to Adjustment Date                               Mortgage Loans            Principal Balance           Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
0 - 6                                                        61                  $11,098,031                               18.83 %
6 - 12                                                      169                  $28,963,447                               49.14
13 - 18                                                      16                   $4,210,931                                7.14
19 - 24                                                      81                  $14,665,407                               24.88
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------

Maximum Mortgage Rates


Range of Maximum                                      Number of                    Aggregate       Percentage of Adjustable Rate
Mortgage Rates (%)                               Mortgage Loans            Principal Balance           Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                                1                      $54,748                                0.09 %
11.501 - 12.000                                               1                     $393,370                                0.67
12.001 - 12.500                                               1                     $306,206                                0.52
12.501 - 13.000                                               3                     $952,012                                1.62
13.001 - 13.500                                              11                   $3,092,024                                5.25
13.501 - 14.000                                              26                   $8,324,795                               14.12
14.001 - 14.500                                              36                   $9,727,742                               16.51
14.501 - 15.000                                              51                  $10,567,438                               17.93
15.001 - 15.500                                              32                   $4,858,621                                8.24
15.501 - 16.000                                              56                   $8,568,491                               14.54
16.001 - 16.500                                              38                   $4,525,429                                7.68
16.501 - 17.000                                              27                   $3,443,023                                5.84
17.000 - 17.500                                              25                   $2,457,071                                4.17
17.501 - 18.000                                               8                   $1,049,514                                1.78
18.001 - 18.500                                               5                     $276,332                                0.47
18.501 - 19.000                                               3                     $155,073                                0.26
19.001 - 19.500                                               2                     $130,630                                0.22
20.001+                                                       1                      $55,299                                0.09
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================



Initial Periodic Rate Cap

Initial Periodic Rate                                 Number of                    Aggregate       Percentage of Adjustable Rate
Cap (%)                                          Mortgage Loans            Principal Balance           Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
1.000                                                        18                   $2,169,387                                3.68 %
1.500                                                       145                  $34,265,633                               58.14
2.000                                                         5                     $360,494                                0.61
3.000                                                       159                  $22,142,303                               37.57
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================


Subsequent Periodic Rate Cap


Subsequent Periodic Rate                              Number of                    Aggregate       Percentage of Adjustable Rate
Cap (%)                                          Mortgage Loans            Principal Balance           Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
1.000                                                        63                   $6,539,189                               11.10 %
1.500                                                       261                  $51,945,113                               88.14
3.000                                                         3                     $453,514                                0.77
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================


                                                            Loan Group 1
                                                            ------------


Minimum Mortgage Rates


Range of Minimum Mortgage                             Number of                    Aggregate       Percentage of Adjustable Rate
Rates (%)                                        Mortgage Loans            Principal Balance           Mortgage Loans in Group 1
--------------------------------------------------------------------------------------------------------------------------------
6.001 - 7.000                                                34                  $10,279,211                               17.44 %
7.001 - 8.000                                                87                  $21,690,166                               36.80
8.001 - 9.000                                                94                  $14,275,121                               24.22
9.001 - 10.000                                               65                   $8,334,445                               14.14
10.001 - 11.000                                              37                   $3,831,545                                6.50
11.001 - 12.000                                               7                     $341,400                                0.58
12.001 - 13.000                                               2                     $130,630                                0.22
13.001 - 14.000                                               1                      $55,299                                0.09
--------------------------------------------------------------------------------------------------------------------------------
Total                                                       327                  $58,937,816                              100.00 %
================================================================================================================================

                                                            Loan Group 2
                                                            ------------


Summary of Mortgage Loans in Loan Group 2                                                                 Range
(As of Reference Date)                                                                                    -----

Mortgage Loan Characteristics
Total Number of Loans                                                             1,649
Aggregate Principal Balance                                                $206,006,985
Average Principal Balance                                                      $124,928         $3,870      to    $437,504
Percentage of Adjustable Rate Mortgage Loans                                     64.22%
Percentage of Fixed Rate Mortgage Loans                                          35.78%
Weighted Average Mortgage Rate                                                    8.35%          5.63%      to      13.00%
Weighted Average Original Term to Maturity (months)                                 352            120      to         360
Weighted Average Scheduled Remaining Term to Maturity (months)                      334             98      to         347
Weighted Average Loan-to-Value Ratio                                             78.70%         12.50%      to     100.00%
Weighted Average FICO Credit Score                                                  600
Percentage of Pool Secured by: First Liens                                      100.00%
Percentage of Pool Secured by: Second Liens                                       0.00%

Adjustable Rate Characteristics
-------------------------------
Weighted Average Gross Margin                                                     6.48%          2.28%      to       8.50%
Weighted Average Maximum Mortgage Rate                                           15.09%         10.50%      to      19.63%
Weighted Average Minimum Mortgage Rate                                            8.20%          4.50%      to      12.63%

                                                            Loan Group 2
                                                            ------------
Mortgage Loan Programs

                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Loan Programs                                    Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                              54                   $3,720,214                                1.81 %
1/29 Six-Month LIBOR                                          1                      $95,650                                0.05
2/13 Six-Month LIBOR                                          1                      $79,949                                0.04
2/28 Six-Month LIBOR                                        567                  $75,405,185                               36.60
3/27 Six-Month LIBOR                                        411                  $52,989,986                               25.72
Fixed 10 Year                                                 2                      $64,210                                0.03
Fixed 15 Year - Credit Comeback                               2                     $117,409                                0.06
Fixed 15 Year                                                75                   $5,849,756                                2.84
Fixed 20 Year                                                 5                     $367,863                                0.18
Fixed 25 Year                                                 2                     $155,554                                0.08
Fixed 30 Year - Credit Comeback                              58                   $8,177,963                                3.97
Fixed 30 Year                                               437                  $56,037,839                               27.20
Fixed 30/15 Balloon                                          34                   $2,945,407                                1.43
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================



Current Mortgage Loan Principal Balances


Range of Mortgage Loan                                Number of                    Aggregate        Percentage of Mortgage Loans
Principal Balances ($)                           Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
$0 - $25000                                                  19                     $347,083                                0.17 %
$25000.01 - $50000                                          115                   $4,655,270                                2.26
$50000.01 - $75000                                          263                  $16,766,200                                8.14
$75000.01 - $100000                                         285                  $24,597,672                               11.94
$100000.01 - $ 150000                                       447                  $54,295,767                               26.36
$150000.01 - $ 200000                                       278                  $47,498,631                               23.06
$200000.01 - $ 250000                                       160                  $35,292,780                               17.13
$250000.01 - $ 300000                                        77                  $20,778,373                               10.09
$300000.01 - $ 350000                                         3                     $987,330                                0.48
$350000.01 - $ 400000                                         1                     $350,374                                0.17
$400000.01 - $ 450000                                         1                     $437,504                                0.21
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


                                                            Loan Group 2
                                                            ------------
Current Mortgage Rates


Range of Current Mortgage                             Number of                    Aggregate        Percentage of Mortgage Loans
Rates (%)                                        Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                 3                     $582,837                                0.28 %
6.001 - 6.500                                                13                   $2,373,452                                1.15
6.501 - 7.000                                                89                  $15,107,672                                7.33
7.001 - 7.500                                               160                  $26,438,869                               12.83
7.501 - 8.000                                               345                  $53,142,825                               25.80
8.001 - 8.500                                               259                  $33,509,301                               16.27
8.501 - 9.000                                               283                  $32,720,722                               15.88
9.001 - 9.500                                               170                  $16,772,835                                8.14
9.501 - 10.000                                              147                  $13,191,914                                6.40
10.001 - 10.500                                              63                   $5,182,802                                2.52
10.501 - 11.000                                              44                   $3,144,446                                1.53
11.001 - 11.500                                              31                   $1,709,963                                0.83
11.501 - 12.000                                              24                   $1,355,789                                0.66
12.001 - 12.500                                              14                     $650,085                                0.32
12.501 - 13.000                                               4                     $123,472                                0.06
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


Remaining Term to Maturity

Range of Remaining Term                               Number of                    Aggregate        Percentage of Mortgage Loans
to Maturity (months)                             Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
1 - 120                                                      15                     $578,000                                0.28 %
121 - 180                                                   100                   $8,536,419                                4.14
181 - 300                                                    87                   $5,456,815                                2.65
301 - 360                                                 1,447                 $191,435,751                               92.93
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


Original Loan-to-Value Ratios

Range of Original                                     Number of                    Aggregate        Percentage of Mortgage Loans
Loan-to-Value Ratios (%)                         Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                59                   $4,885,049                                2.37 %
50.01-55.00                                                  22                   $3,430,852                                1.67
55.01-60.00                                                  50                   $5,033,909                                2.44
60.01-65.00                                                  88                  $10,427,583                                5.06
65.01-70.00                                                 151                  $16,601,231                                8.06
70.01-75.00                                                 216                  $24,492,641                               11.89
75.01-80.00                                                 445                  $57,867,254                               28.09
80.01-85.00                                                 240                  $31,436,323                               15.26
85.01-90.00                                                 332                  $44,842,437                               21.77
90.01-95.00                                                  41                   $6,216,512                                3.02
95.01-100.00                                                  5                     $773,194                                0.38
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %


                                                   Loan Group 2
                                                   ------------

State Distribution of Mortgaged Properties


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
State                                            Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Alabama                                                      15                   $1,278,353                                0.62 %
Alaska                                                        2                     $244,040                                0.12
Arizona                                                      39                   $3,991,199                                1.94
Arkansas                                                      6                     $253,669                                0.12
California                                                  347                  $63,834,911                               30.99
Colorado                                                     36                   $5,332,486                                2.59
Connecticut                                                   8                   $1,138,307                                0.55
Delaware                                                      6                     $559,605                                0.27
Florida                                                     138                  $14,876,125                                7.22
Georgia                                                      83                   $8,999,840                                4.37
Hawaii                                                       10                   $2,110,172                                1.02
Idaho                                                        15                   $1,792,485                                0.87
Illinois                                                     21                   $2,365,089                                1.15
Indiana                                                      37                   $2,725,387                                1.32
Iowa                                                          2                     $196,277                                0.10
Kansas                                                       27                   $2,818,899                                1.37
Kentucky                                                     14                   $1,218,216                                0.59
Louisiana                                                    34                   $2,955,972                                1.43
Maine                                                         2                     $258,947                                0.13
Maryland                                                     22                   $3,207,502                                1.56
Massachussetts                                               19                   $3,340,435                                1.62
Michigan                                                    107                  $11,215,536                                5.44
Minnesota                                                    21                   $3,036,212                                1.47
Mississippi                                                  13                   $1,197,637                                0.58
Missouri                                                     31                   $2,564,255                                1.24
Montana                                                       1                     $128,798                                0.06
Nebraska                                                      3                     $202,916                                0.10
Nevada                                                       27                   $3,779,414                                1.83
New Hampshire                                                13                   $1,818,088                                0.88
New Jersey                                                   26                   $3,792,928                                1.84
New Mexico                                                   12                   $1,135,877                                0.55
New York                                                     29                   $3,922,968                                1.90
North Carolina                                               24                   $2,097,178                                1.02
North Dakota                                                  3                     $225,101                                0.11
Ohio                                                         75                   $7,085,807                                3.44
Oklahoma                                                     24                   $1,898,925                                0.92
Oregon                                                       22                   $2,632,422                                1.28
Pennsylvania                                                 54                   $4,599,996                                2.23
Rhode Island                                                  3                     $335,882                                0.16
South Carolina                                               17                   $1,683,247                                0.82
Tennessee                                                    53                   $5,407,815                                2.63
Texas                                                        78                   $7,143,015                                3.47
Utah                                                         13                   $1,519,628                                0.74
Vermont                                                       2                     $345,521                                0.17
Virginia                                                     42                   $4,722,892                                2.29


State Distribution (Continued):
-------------------------------

Washington                                                   50                   $7,541,493                                3.66
Wisconsin                                                    21                   $2,315,721                                1.12
Wyoming                                                       2                     $159,796                                0.08
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


FICO Credit Scores


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Range of FICO Credit Scores                      Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
781 - 800                                                     3                     $344,058                                0.17 %
761 - 780                                                     3                     $462,594                                0.22
741 - 760                                                    10                   $1,263,966                                0.61
721 - 740                                                    10                   $1,567,993                                0.76
701 - 720                                                    25                   $3,077,094                                1.49
681 - 700                                                    35                   $4,861,244                                2.36
661 - 680                                                    61                   $8,264,658                                4.01
641 - 660                                                   112                  $13,419,451                                6.51
621 - 640                                                   220                  $28,861,339                               14.01
601 - 620                                                   251                  $34,103,740                               16.55
581 - 600                                                   292                  $37,418,822                               18.16
561 - 580                                                   270                  $31,684,679                               15.38
541 - 560                                                   192                  $21,381,522                               10.38
521 - 540                                                   106                  $13,078,613                                6.35
501 - 520                                                    53                   $5,346,419                                2.60
500 or Less                                                   6                     $870,791                                0.42
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


Types of Mortgaged Properties


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Property Types                                   Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                   1,390                 $168,850,505                               81.96 %
Planned Unit Development                                    128                  $19,462,726                                9.45
Low-Rise Condominium                                         78                   $9,925,763                                4.82
2 Family Residence                                           36                   $5,646,942                                2.74
3 Family Residence                                           10                   $1,583,269                                0.77
4 Family Residence                                            4                     $308,301                                0.15
High-Rise Condominium                                         3                     $229,479                                0.11
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


                                                            Loan Group 2
                                                            ------------

Purpose of Mortgage Loans


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Property Types                                   Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                      1,184                 $146,934,866                               71.33 %
Purchase                                                    332                  $42,797,175                               20.77
Refinance (Rate-Term)                                       133                  $16,274,945                                7.90
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


Occupancy Types of the Mortgage Loans


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Occupancy Type                                   Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Primary Residence                                         1,578                 $200,311,718                               97.24 %
Investment Property                                          61                   $4,693,840                                2.28
Secondary Residence                                          10                   $1,001,427                                0.49
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


Documentation Programs for the Mortgage Loans


                                                      Number of                    Aggregate        Percentage of Mortgage Loans
Document Type                                    Mortgage Loans            Principal Balance                     in Loan Group 2
--------------------------------------------------------------------------------------------------------------------------------
Full Documentation                                        1,382                 $169,901,169                               82.47 %
Stated Income                                               242                  $32,731,825                               15.89
Simple                                                       25                   $3,373,991                                1.64
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,649                 $206,006,985                              100.00 %
================================================================================================================================


Gross Margin


Range of Gross                                        Number of                    Aggregate       Percentage of Adjustable Rate
Margins (%)                                      Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                                 3                     $429,978                                0.33 %
4.001 - 5.000                                                31                   $4,653,558                                3.52
5.001 - 6.000                                               320                  $45,199,102                               34.17
6.001 - 7.000                                               380                  $49,180,729                               37.18
7.001 - 8.000                                               248                  $27,215,130                               20.57
8.001 - 9.000                                                52                   $5,612,488                                4.24
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================



                                                            Loan Group 2
                                                            ------------



Subsequent Adjustment Date

Subsequent Adjustment                                 Number of                    Aggregate       Percentage of Adjustable Rate
Date                                             Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
November-03                                                   1                      $95,650                                0.07 %
December-03                                                   8                     $606,889                                0.46
January-04                                                   13                     $668,645                                0.51
February-04                                                  11                     $787,698                                0.60
March-04                                                     32                   $3,629,861                                2.74
April-04                                                     60                   $8,160,541                                6.17
May-04                                                      138                  $17,422,530                               13.17
June-04                                                      97                  $11,311,850                                8.55
July-04                                                      87                  $11,788,460                                8.91
August-04                                                   152                  $20,976,099                               15.86
September-04                                                 24                   $3,865,227                                2.92
October-04                                                    1                     $105,547                                0.08
February-05                                                   1                      $53,685                                0.04
March-05                                                      2                     $164,146                                0.12
April-05                                                     13                   $1,924,739                                1.45
May-05                                                       64                   $8,133,239                                6.15
June-05                                                      45                   $5,542,538                                4.19
July-05                                                      51                   $6,210,552                                4.69
August-05                                                   193                  $25,197,304                               19.05
September-05                                                 38                   $5,374,140                                4.06
October-05                                                    3                     $271,642                                0.21
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================


Range of Months to Adjustment Date


Range of Months                                       Number of                    Aggregate       Percentage of Adjustable Rate
to Adjustment Date                               Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
0 - 6                                                       237                  $29,100,461                               22.00 %
6 - 12                                                      387                  $50,318,536                               38.04
13 - 18                                                      65                   $8,780,010                                6.64
19 - 24                                                     345                  $44,091,977                               33.33
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================


                                                            Loan Group 2
                                                            ------------

Maximum Mortgage Rates


Range of Maximum                                      Number of                    Aggregate       Percentage of Adjustable Rate
Mortgage Rates (%)                               Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
10.001 - 10.500                                               1                     $236,384                                0.18 %
11.501 - 12.000                                               1                     $125,744                                0.10
12.001 - 12.500                                              11                   $1,869,686                                1.41
12.501 - 13.000                                              13                   $2,268,205                                1.71
13.001 - 13.500                                              26                   $4,240,509                                3.21
13.501 - 14.000                                              91                  $14,461,902                               10.93
14.001 - 14.500                                             128                  $19,326,448                               14.61
14.501 - 15.000                                             198                  $27,585,938                               20.85
15.001 - 15.500                                             163                  $20,867,621                               15.77
15.501 - 16.000                                             163                  $19,796,705                               14.96
16.001 - 16.500                                              93                   $9,229,781                                6.98
16.501 - 17.000                                              71                   $6,522,937                                4.93
17.000 - 17.500                                              29                   $2,459,737                                1.86
17.501 - 18.000                                              19                   $1,647,314                                1.25
18.001 - 18.500                                              12                     $686,780                                0.52
18.501 - 19.000                                              10                     $667,876                                0.50
19.001 - 19.500                                               4                     $247,483                                0.19
19.501 - 20.000                                               1                      $49,934                                0.04
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================


Initial Periodic Rate Cap


Initial Periodic Rate                                 Number of                    Aggregate       Percentage of Adjustable Rate
Cap (%)                                          Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
1.000                                                         7                     $667,489                                0.50 %
1.500                                                       719                  $92,144,629                               69.65
2.000                                                        11                   $1,115,991                                0.84
3.000                                                       297                  $38,362,876                               29.00
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================


                                                            Loan Group 2
                                                            ------------

Subsequent Periodic Rate Cap


Subsequent Periodic Rate                              Number of                    Aggregate       Percentage of Adjustable Rate
Cap (%)                                          Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
1.000                                                       151                  $16,485,872                               12.46 %
1.500                                                       879                 $115,496,588                               87.30
2.000                                                         1                      $97,794                                0.07
3.000                                                         3                     $210,731                                0.16
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================


Minimum Mortgage Rates


Range of Minimum Mortgage                             Number of                    Aggregate       Percentage of Adjustable Rate
Rates (%)                                        Mortgage Loans            Principal Balance           Mortgage Loans in Group 2
--------------------------------------------------------------------------------------------------------------------------------
5.000 or Less                                                 1                     $236,384                                0.18 %
6.001 - 7.000                                                93                  $15,397,947                               11.64
7.001 - 8.000                                               370                  $52,822,382                               39.93
8.001 - 9.000                                               331                  $41,875,415                               31.65
9.001 - 10.000                                              164                  $16,100,373                               12.17
10.001 - 11.000                                              48                   $4,206,409                                3.18
11.001 - 12.000                                              21                   $1,300,064                                0.98
12.001 - 13.000                                               6                     $352,009                                0.27
--------------------------------------------------------------------------------------------------------------------------------
Total                                                     1,034                 $132,290,984                              100.00 %
================================================================================================================================

                                   EXHIBIT 2

      THE                                                                                          Distribution Date:  11/25/03
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312


                                           Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------
                                     Certificate                          Pass
                         Class          Rate            Beginning       Through      Principal         Interest
Class     Cusip       Description       Type            Balance         Rate (%)    Distribution      Distribution
---------------------------------------------------------------------------------------------------------------------
1A1     126671RM0        Senior      Var-Act/360     74,264,786.85      1.490000    4,198,577.49          89,138.37
2A1     126671SR8        Senior      Var-Act/360    178,319,711.13      1.450000   18,024,879.49         208,287.33
N       126671TC0       Strip IO     Fix-30/360       6,327,662.83      8.500000    1,856,987.93          44,820.95
X       126671TB2       Strip IO     Var-30/360     316,284,498.98      7.045510            0.00               0.43
AR      126671SS6        Senior      Fix-30/360               0.00      0.000000            0.00               0.00
R       126671TE6        Senior      Fix-30/360               0.00      0.000000            0.00               0.00

---------------------------------------------------------------------------------------------------------------------

M1      126671RN8      Mezzanine     Var-Act/360     26,950,000.00      1.870000            0.00          40,597.18
M2      126671RP3      Mezzanine     Var-Act/360     18,375,000.00      2.470000            0.00          36,561.15
B1      126671RQ1        Junior      Var-Act/360     13,475,000.00      3.070000            0.00          33,324.42

---------------------------------------------------------------------------------------------------------------------

Totals                                              311,384,497.98                 24,080,444.91         452,729.83

---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                            Current                        Cumulative
            Total           Realized         Ending          Realized
Class    Distribution        Losses          Balance          Losses
------------------------------------------------------------------------
1A1       4,287,715.86         0.00       70,066,209.36         0.00
2A1      18,233,166.82         0.00      160,294,831.64         0.00
N         1,901,808.88         0.00        4,470,674.91         0.00
X                 0.43         0.00      294,061,042.00         0.00
AR                0.00         0.00                0.00         0.00
R                 0.00         0.00                0.00         0.00

------------------------------------------------------------------------

M1           40,597.18         0.00       26,950,000.00         0.00
M2           36,561.15         0.00       18,375,000.00         0.00
B1           33,324.42         0.00       13,475,000.00         0.00

------------------------------------------------------------------------

Totals   24,533,174.74         0.00      289,161,041.00         0.00

------------------------------------------------------------------------

For Class X the interest distribution of $.43 includes the following amounts:
$.43 investment earnings for the fixed carryover reserve fund and $0.00 montly interest distribution.

      THE                                                                                          Distribution Date:  11/25/03
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312


                                                    Principal Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------
                           Original             Beginning        Scheduled                      Unscheduled          Net
                          Certificate          Certificate       Principal         Accretion     Principal        Principal
Class       Cusip           Balance              Balance        Distribution       Principal    Adjustments      Distribution
--------------------------------------------------------------------------------------------------------------------------------
1A1       126671RM0      123,163,000.00       74,264,786.85     4,198,577.49           0.00            0.00      4,198,577.49
2A1       126671SR8      308,037,000.00      178,319,711.13    18,024,879.49           0.00            0.00     18,024,879.49
N         126671TC0       30,282,000.00        6,327,662.83             0.00           0.00            0.00      1,856,987.93
X         126671TB2      490,000,100.00      316,284,498.98             0.00           0.00            0.00              0.00
AR        126671SS6              100.00                0.00             0.00           0.00            0.00              0.00
R         126671TE6                0.00                0.00             0.00           0.00            0.00              0.00

--------------------------------------------------------------------------------------------------------------------------------

M1        126671RN8       26,950,000.00       26,950,000.00             0.00           0.00            0.00              0.00
M2        126671RP3       18,375,000.00       18,375,000.00             0.00           0.00            0.00              0.00
B1        126671RQ1       13,475,000.00       13,475,000.00             0.00           0.00            0.00              0.00

--------------------------------------------------------------------------------------------------------------------------------

Totals                   490,000,100.00      311,384,497.98    22,223,456.98           0.00            0.00     24,080,444.91

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------
          Current          Ending            Ending
          Realized       Certificate       Certificate
Class      Losses          Balance           Factor
--------------------------------------------------------
1A1           0.00     70,066,209.36     0.56889008358
2A1           0.00    160,294,831.64     0.52037525244
N             0.00      4,470,674.91     0.14763473039
X             0.00    294,061,042.00     0.60012445304
AR            0.00              0.00     0.00000000000
R             0.00              0.00     0.00000000000

--------------------------------------------------------

M1            0.00     26,950,000.00     1.00000000000
M2            0.00     18,375,000.00     1.00000000000
B1            0.00     13,475,000.00     1.00000000000

--------------------------------------------------------

Totals        0.00    289,161,041.00

--------------------------------------------------------

      THE                                                                                          Distribution Date:  11/25/03
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312



                                                    Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
           Beginning        Pass        Accrued     Cumulative                   Total          Net         Unscheduled
          Certificate      Through      Optimal       Unpaid     Deferred      Interest      Prepayment      Interest     Interest
Class      Balance         Rate (%)     Interest     Interest    Interest         Due      Int Shortfall    Adjustment      Paid
-----------------------------------------------------------------------------------------------------------------------------------
1A1      74,264,786.85    1.490000      89,138.37        0.00        0.00      89,138.37            0.00          0.00    89,138.37
2A1     178,319,711.13    1.450000     208,287.33        0.00        0.00     208,287.33            0.00          0.00   208,287.33
N         6,327,662.83    8.500000      44,820.95        0.00        0.00      44,820.95            0.00          0.00    44,820.95
X       316,284,498.98    7.045510   1,856,987.93        0.00        0.00   1,856,987.93            0.00          0.00         0.43
AR                0.00    0.000000           0.00        0.00        0.00           0.00            0.00          0.00         0.00
R                 0.00    0.000000           0.00        0.00        0.00           0.00            0.00          0.00         0.00

-----------------------------------------------------------------------------------------------------------------------------------

M1       26,950,000.00    1.870000      40,597.18        0.00        0.00      40,597.18            0.00          0.00    40,597.18
M2       18,375,000.00    2.470000      36,561.15        0.00        0.00      36,561.15            0.00          0.00    36,561.15
B1       13,475,000.00    3.070000      33,324.42        0.00        0.00      33,324.42            0.00          0.00    33,324.42

-----------------------------------------------------------------------------------------------------------------------------------

Totals  311,384,497.98               2,309,717.33         0.00       0.00   2,309,717.33            0.00          0.00   452,729.83

-----------------------------------------------------------------------------------------------------------------------------------

      THE                                                                                          Distribution Date:  11/25/03
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312

                                                     Current Payment Information
                                                         Factors per $1,000

-----------------------------------------------------------------------------------------------------------------------------------
                            Original           Beginning Cert.                                          Ending Cert.        Pass
                           Certificate             Notional          Principal          Interest          Notional         Through
Class        Cusip           Balance                Balance         Distribution       Distribution       Balance          Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
 1A1       126671RM0      123,163,000.00       602.979684273        34.089600692       0.723743115      568.890083581     1.490000
 2A1       126671SR8      308,037,000.00       578.890559010        58.515306570       0.676176334      520.375252440     1.450000
   N       126671TC0       30,282,000.00       208.957890273        61.323159963       1.480118389      147.634730390     8.500000
   X       126671TB2      490,000,100.00       645.478437617         0.000000000       0.000000878      600.124453036     7.045510
  AR       126671SS6              100.00         0.000000000         0.000000000       0.000000000        0.000000000     0.000000
   R       126671TE6                0.00         0.000000000         0.000000000       0.000000000        0.000000000     0.000000

-----------------------------------------------------------------------------------------------------------------------------------

  M1       126671RN8       26,950,000.00     1,000.000000000         0.000000000       1.506388889    1,000.000000000     1.870000
  M2       126671RP3       18,375,000.00     1,000.000000000         0.000000000       1.989722222    1,000.000000000     2.470000
  B1       126671RQ1       13,475,000.00     1,000.000000000         0.000000000       2.473055556    1,000.000000000     3.070000

-----------------------------------------------------------------------------------------------------------------------------------

Totals                    490,000,100.00       635.478437617        49.143755093       0.923938240      590.124453036

-----------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312


Pool Level Data

Distribution Date                                                                                                       11/25/03
Cut-off Date                                                                                                              9/1/02
Determination Date                                                                                                       11/1/03
Accrual Period 30/360                                                     Begin                                          10/1/03
                                                                          End                                            11/1/03
Number of Days in 30/360 Accrual Period                                                                                       30

Accrual Period Actual Days                                                Begin                                         10/27/03
                                                                          End                                           11/25/03
Number of Days in Actual Accrual Period                                                                                       29


-----------------------------------------------------------------
                     Collateral Information
-----------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                              139,999,516.52

Beginning Aggregate Pool Stated Principal Balance                                                                  92,252,634.73
Ending Aggregate Pool Stated Principal Balance                                                                     88,054,057.24

Beginning Aggregate Loan Count                                                                                               619
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               30
Ending Aggregate Loan Count                                                                                                  589

Beginning Weighted Average Loan Rate (WAC)                                                                              8.477347%
Ending Weighted Average Loan Rate (WAC)                                                                                 8.485344%

Beginning Net Weighted Average Loan Rate                                                                                7.653600%
Ending Net Weighted Average Loan Rate                                                                                   7.659197%

Weighted Average Maturity (WAM) (Months)                                                                                     330

Servicer Advances                                                                                                      56,817.18

Aggregate Pool Prepayment                                                                                           3,973,486.89
Pool Prepayment Rate                                                                                                 42.2606 CPR


Group 2
-------

Cut-Off Date Balance                                                                                              349,999,759.75

Beginning Aggregate Pool Stated Principal Balance                                                                 224,031,864.25
Ending Aggregate Pool Stated Principal Balance                                                                    206,006,984.76

Beginning Aggregate Loan Count                                                                                              1774
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              125
Ending Aggregate Loan Count                                                                                                 1649



                                                               Page 1

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312



Group 2
-------

Beginning Weighted Average Loan Rate (WAC)                                                                             8.331716%
Ending Weighted Average Loan Rate (WAC)                                                                                8.344502%

Beginning Net Weighted Average Loan Rate                                                                               7.499582%
Ending Net Weighted Average Loan Rate                                                                                  7.515542%

Weighted Average Maturity (WAM) (Months)                                                                                     334

Servicer Advances                                                                                                     130,556.54

Aggregate Pool Prepayment                                                                                          17,849,037.27
Pool Prepayment Rate                                                                                                 63.1058 CPR






Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                 24,258,300.37
Liquidation Proceeds                                                                                                  150,330.62
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                   -------------
Total Deposits                                                                                                     24,408,630.99


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                       112,141.64
Payment of Sub Servicer Fees                                                                                           16,043.91
Payment of Other Fees                                                                                                  12,808.53
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                 73,552.02
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                  24,533,174.74
                                                                                                                   -------------
Total Withdrawals                                                                                                  24,747,720.84

Ending Balance                                                                                                       -252,729.30

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                             19,643.56
Compensation for Gross PPIS from Servicing Fees                                                                       19,643.56
Other Gross PPIS Compensation                                                                                              0.00

Total Net PPIS (Non-Supported PPIS)                                                                                        0.00


Master Servicing Fees Paid                                                                                            112,141.64
Sub Servicing Fees Paid                                                                                                16,043.91
Insurance Premium(s) Paid                                                                                                   0.00
Personal Mortgage Insurance Fees Paid                                                                                  73,552.02
Other Fees Paid                                                                                                        12,808.53
                                                                                                                      ---------
Total Fees                                                                                                            214,546.10


----------------------------------------------------------
            Delinquency Information
----------------------------------------------------------

Group 1
-------

Delinquency                                            30-59 Days           60-89 Days             90+ Days               Totals
-----------                                            ----------           ----------             --------               ------
Scheduled Principal Balance                           1,451,350.77          769,425.60          3,258,354.23        5,479,130.60
Percentage of Total Pool Balance                         1.648250%           0.873811%             3.700402%           6.222462%
Number of Loans                                                 10                   8                    32                  50
Percentage of Total Loans                                1.697793%           1.358234%             5.432937%           8.488964%

Foreclosure
-----------
Scheduled Principal Balance                             915,166.91          326,185.84                  0.00        1,241,352.75
Percentage of Total Pool Balance                         1.039324%           0.370438%             0.000000%           1.409762%
Number of Loans                                                  3                   2                     0                   5
Percentage of Total Loans                                0.509338%           0.339559%             0.000000%           0.848896%

Bankruptcy
----------
Scheduled Principal Balance                               9,698.78                0.00                  0.00            9,698.78
Percentage of Total Pool Balance                         0.011015%           0.000000%             0.000000%           0.011015%
Number of Loans                                                  1                   0                     0                   1
Percentage of Total Loans                                0.169779%           0.000000%             0.000000%           0.169779%

REO
---
Scheduled Principal Balance                                   0.00                0.00            114,946.04          114,946.04
Percentage of Total Pool Balance                         0.000000%           0.000000%             0.130540%           0.130540%
Number of Loans                                                  0                   0                     1                   1

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312



REO
---
Percentage of Total Loans                                0.000000%           0.000000%             0.169779%           0.169779%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                  68,666.54

Group 2
-------


Delinquency                                            30-59 Days           60-89 Days            90+ Days             Totals
-----------                                            ----------           ----------            --------             ------
Scheduled Principal Balance                           4,147,292.71          945,182.14          8,261,689.26       13,354,164.11
Percentage of Total Pool Balance                         2.013181%           0.458811%             4.010393%           6.482384%
Number of Loans                                                 37                  10                    74                 121
Percentage of Total Loans                                2.243784%           0.606428%             4.487568%           7.337780%

Foreclosure
-----------
Scheduled Principal Balance                             512,019.24          916,741.17            991,150.45        2,419,910.86
Percentage of Total Pool Balance                         0.248545%           0.445005%             0.481125%           1.174674%
Number of Loans                                                  4                   9                     5                  18
Percentage of Total Loans                                0.242571%           0.545785%             0.303214%           1.091571%

Bankruptcy
----------
Scheduled Principal Balance                                   0.00           37,703.63                  0.00           37,703.63
Percentage of Total Pool Balance                         0.000000%           0.018302%             0.000000%           0.018302%
Number of Loans                                                  0                   1                     0                   1
Percentage of Total Loans                                0.000000%           0.060643%             0.000000%           0.060643%

REO
---
Scheduled Principal Balance                                   0.00          105,987.34            252,683.34          358,670.68
Percentage of Total Pool Balance                         0.000000%           0.051448%             0.122658%           0.174106%
Number of Loans                                                  0                   1                     1                   2
Percentage of Total Loans                                0.000000%           0.060643%             0.060643%           0.121286%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                  12,340.38

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312



--------------------------------------------------------------------------
                Subordination/Credit Enhancement Information
--------------------------------------------------------------------------

Credit Support                                                                    Original                           Current
--------------                                                                    --------                           -------
Class A                                                                        431,200,100.00                    230,361,041.00
Class A Percentage                                                                 88.000002%                        79.665310%

Class M1                                                                        26,950,000.00                     26,950,000.00
Class M1 Percentage                                                                 5.499999%                         9.320066%

Class M2                                                                        18,375,000.00                     18,375,000.00
Class M2 Percentage                                                                 3.749999%                         6.354590%

Class B1                                                                        13,475,000.00                     13,475,000.00
Class B1 Percentage                                                                 2.749999%                         4.660033%



--------------------------------------------------------------------------
                     Reserve Fund Information
--------------------------------------------------------------------------

Principal Reserve Fund
----------------------

Beginning Balance                                                                                                          0.00
Deposits                                                                                                                   0.00
Accrued Interest                                                                                                           0.00
Withdrawals                                                                                                                0.00
Ending Balance                                                                                                             0.00


--------------------------------------------------------------------------
                 Subordination/Credit Enhancement
--------------------------------------------------------------------------

Overcollateralization Amount                                                                                       4,900,001.00
Overcollateralization Target Amount                                                                                4,900,001.00
Has Trigger Event Occurred                                                                                                   NO



--------------------------------------------------------------------------
                     Miscellaneous Details
--------------------------------------------------------------------------

Group1 Prepayment Penalties                                                                                           38,533.87
Group2 Prepayment Penalties                                                                                          300,555.55

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:    Courtney Bartholomew                       Countrywide Home Loans
            212-815-3236                              Asset Backed Certificates
Associate:  Sean O'Connell                                  Series 2002-03
            212-815-6312


--------------------------------------------------------------------------
                     Miscellaneous Details
--------------------------------------------------------------------------

Additional Service Fee                                                                                                 16,043.91